UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2019

Lightning Gaming, Inc.

(Exact name of registrant as specifed in its charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

23 Creek Circle, Suite 400, Boothwyn, Pa 19061

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) 610 494 5534

_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act ☐

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2019 (the “Closing Date”), Lightning Gaming, Inc. (“LGI”), together with our subsidiaries Lightning Poker, Inc. (“LPI”) and Lightning Slot Machines, LLC (“LSM”), (LGI, LSM and LPI are hereinafter individually and collectively referred to as the “Company”) entered into a Master Loan Agreement (the “Loan”) with PDS Gaming – Nevada, LLC (“PDS” or the “Lender”) to make a series of advances under the Loan in the principal amount of up to $7,000,000 in order to (i) re-finance existing outstanding indebtedness of the Company under the “Prior Loan” (meaning the loan under the Master Loan Agreement dated as of July 17, 2018 by and between the Company and PDS Gaming LLC as further amended by the First Amendment to the Master Loan Agreement dated March 29, 2019), (ii) finance the Company’s purchase or manufacturing of equipment and (iii) to be used for general working capital. The Loan is and will be evidenced by Promissory Notes (each a “Note” and collectively the “Notes”) executed by the Company payable to the order of the Lender, and is secured by a Security Agreement dated of even date with the Loan, between the Company and the Lender (the “Security Agreement”) granting a security interest to the Lender in all of the Company’s right, title and interest in and to personal property, tangible and intangible, wherever located or situated and whether now owned or acquired or created. The Loan will be advanced, in parts, pursuant to the Loan and in the amounts of each Note during the advance period which runs until November 30, 2020.

As inducement to the Lender to make the Loan, LGI issued to the Lender a warrant (“Warrant”) entitling the Lender to purchase up to 7,000,000 shares of common stock of LGI which is equal to 15.6% of the outstanding common stock on the Closing Date. The Warrant is detachable with an exercise price of $0.05 per share and expires ten years from the Closing Date. The Warrant cannot be exercised until PDS is fully licensed in all of the Company’s gaming jurisdictions.

The Notes will bear interest on the outstanding principal amount at a rate per annum equal to an annual rate of 13%. Payments consisting of principal and interest for each advance financed under the Note are due and payable monthly based on an 84-month amortization and mature in 60 months. Each Note is prepayable subject to a prepayment fee based on then-outstanding principal amount of the Note.

The initial advance dated November 27, 2019 is evidenced by a Note in the principal amount of $5,000,000. Monthly payments of $91,616 on the initial advance will commence on January 1, 2020 and will mature on December 1, 2024.

The above description of the financing transaction is merely a summary of its material terms. A copy of the material agreements relating to the financing transaction are filed as exhibits to this Form 8-K. Interested parties should read those agreements in their entirety.

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Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to Item 1.01 of this Form 8-K for information concerning the direct financial obligation on which we have become obligated under the Loan.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

Please refer to Item 1.01 above for information concerning the Note and the Warrant that we issued with that note. To the extent that the issuance of the warrant constituted a sale of equity securities, that sale was exempt from registration under the Securities Act pursuant to the exemption in Section 4(2) of the Securities Act.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       Exhibits:

Exhibit No.	Description
99.1	Master Loan Agreement
99.2	Security Agreement
99.3 99.4	Promissory Note Warrant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTNING GAMING, INC.

Date: November 27, 2019	By:	/s/ Brian D. Haveson
Brian D. Haveson Chief Executive Officer

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